EXHIBIT 10.3

FORM OF SHARE ISSUANCE AGREEMENT

THIS AGREEMENT ("Agreement") is entered into and is effective as of the date listed below (the "Effective Date") by and between Franchise Holdings International, Inc., a Nevada corporation (the "Company"), and _______________________________ (the "Share Recipient").

Whereas, the Share Recipient invested $_____________ (the "Investment") for stock in TruXmart, Ltd. ("Truxmart"), to be delivered once Truxmart became public, at 13.8 cents per share, and with the market capitalization such that no more than 70 million shares would been be outstanding.

Whereas, since the Investment, Truxmart contracted with two different transactions with public trading entities, in order for itself to become public but, in each instance, Truxmart ultimately determined that closing the transaction was not in the best interests of Truxmart or in the best interest of the Share Recipient.

Whereas, on or about November 4, 2014, Truxmart closed a transaction with the Company, a publicly traded company, gaining a controlling interest in the Company.

Whereas, on or about December 16, 2014, Truxmart, Steven Rossi and the Company entered into a three party Definitive Share Exchange Agreement whereby Truxmart became a wholly-owned subsidiary of the Company and the Company is positioned to pursue the Truxmart business.

Whereas, given the changes in the circumstances and the fact that representations and disclosures were minimal, coupled further the fact that the actual investment was in the Company as opposed to the originally contemplated trading entities, the Share Recipient is being offered rescission—that is to cancel the Investment––which rescission offer is attached hereto and made a part hereof, the acceptance of the shares set forth above constituting a rejection of that rescission offer.

Whereas, the Share Recipient is an Accredited Investor, as defined in Rule 501 of Regulation D of the Securities Act of 1933, and is capable of assuming financial risks associated with this Investment.

Whereas, having now fulfilled the prerequisites for delivery of the stock to the Share Recipient, in the form as above described––Truxmart being a wholly–owned subsidiary of the Company––the Company is desirous of delivering ________ shares of Company common stock

For good and valuable consideration, the parties agree as follows:

1. THE FOREGOING RECITALS ARE INCORPORATED HEREIN BY THIS REFERENCE.

2. ACKNOWLEDGMENT OF RECEIPT OF THE RESCISSION OFFER. The Share Recipient acknowledges the receipt of a rescission offer and a rescission letter, from Franchise Holdings International, Inc., dated December 30, 2014, attached hereto and made a part hereof. The Share Recipient declines that offer, preferring, instead, to receive the Shares, the receipt of which shall extinguish any and all liability to the Share Recipient, of Truxmart, the Company and any other party associated with the sale of the Shares.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY THE SHARE RECIPIENT: The Share Recipient hereby represents, warrants and agrees as follows:

a) Purchase for Own Account. Share Recipient represents that he is acquiring the Shares solely for his own account and beneficial interest for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

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b) Ability to Bear Economic Risk. Share Recipient acknowledges that an investment in the Shares involves a high degree of risk, and represents that he is able, without materially impairing his financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of his investment.

c) Access to Information. The Share Recipient acknowledges that the Share Recipient has been furnished with such financial and other information concerning the Company, the directors and officers of the Company and the business and proposed business of the Company as the Share Recipient considers necessary in connection with the Share Recipient's investment in the Shares. As a result, the Share Recipient is thoroughly familiar with the proposed business, operations, properties and financial condition of the Company and has discussed with officers of the Company any questions the Share Recipient may have had with respect thereto. The Share Recipient understands:

(i) The risks involved in this Investment, including the speculative nature of the investment;

(ii) The financial hazards involved in this Investment, including the risk of losing the Share Recipient's entire investment;

(iii) The lack of liquidity and restrictions on transfers of the Shares; and

(iv) The tax consequences of this Investment.

The Share Recipient has consulted with the Share Recipient's own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by the Share Recipient in the Shares and the merits and risks of an investment in the Shares.

d) Shares Part of Private Placement. The Share Recipient has been advised that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the securities law of any state, on the ground, among others, that no distribution or public offering of the Shares is to be effected and the Shares will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Act and/or Regulation D as promulgated by the Securities and Exchange Commission under the Act, and under any applicable state blue sky authority. The Share Recipient understands that the Company is relying in part on the Share Recipient's representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the Share Recipient's representations, the Share Recipient has in mind merely acquiring the Shares for resale on the occurrence or non–occurrence of some predetermined event. The Share Recipient has no such intention.

e) Share Recipient Not Affiliated with Company. The Share Recipient, either alone or with the Share Recipient's professional advisers (i) are unaffiliated with, have no equity interest in, and are not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly (other than as reflected herein); (ii) has such knowledge and experience in financial and business matters that the Share Recipient is capable of evaluating the merits and risks of an investment in the Shares; and (iii) has the capacity to protect the Share Recipient's own interests in connection with the Share Recipient's proposed investment in the Shares.

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f) Further Limitations on Disposition. Share Recipient further acknowledges that the Shares are restricted securities under Rule 144 of the Act, and, therefore, if the Company, in its sole discretion, chooses to issue any certificates reflecting the ownership interest in the Shares, those certificates will contain a restrictive legend substantially similar to the following:

"…THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED…"

Without in any way limiting the representations set forth above, Share Recipient further agrees not to make any disposition of all or any portion of the Shares unless and until:

(i) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii) Share Recipient shall have obtained the consent of the Company and notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Share Recipient shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by such Share Recipient to a partner (or retired partner) of Share Recipient, or transfers by gift, will or intestate succession to any spouse or lineal descendants or ancestors, if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were Share Recipients hereunder as long as the consent of the Company is obtained.

Accredited Investor Status (Please check one). Share Recipient

_____ is

_____ is not

an "accredited investor" as such term is defined in Rule 501 under the Actbecause Share Recipient either:

(i) has a net worth ofat least $1,000,000 (including home and personal property), or

(ii) had an individual income of more than $200,000 in each of the two most recent calendar years, and reasonably expects to have an individual income in excess of $200,000 in the current calendar year; or along with Share Recipient's spouse had joint income in excess of $300,000 in each of the two most recent calendar years, and reasonably expects to have a joint income in excess of $300,000 in the current calendar year.

For purposes of this Agreement, "individual income" means "adjusted gross income" as reported for Federal income tax purposes, exclusive of any income attributable to a spouse or to property owned by a spouse: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Sections 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

For purposes of this Agreement, "joint income" means, "adjusted gross income," as reported for Federal income tax purposes, including any income attributable to a spouse or to property owned by a spouse, and increased by the following amounts: (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040), (iii) any deduction claimed for depletion under Section 611 et seq. of the Code and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code as it was in effect prior to enactment of the Tax Reform Act of 1986.

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For the purposes of this Agreement, "net worth" means (except as otherwise specifically defined) the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

g) Share Recipient Qualifications.

(i) If the Share Recipient is an individual, the Share Recipient is over 21 years of age; and if the Share Recipient is an unincorporated association, all of its members are of such age.

(ii) If the Share Recipient is a corporation, partnership, employee benefit plan or IRA, the Share Recipient was either:

(a) not formed for the purpose of investing in the Shares, has or will have other substantial business or investments, and is (please check one):

_____ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, provided that the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, and the plan fiduciary is a bank, savings and loan association, insurance company or registered investment adviser; or

_____ an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 that has total assets in excess of $5,000,000; or

_____ each of its shareholders, partners, or beneficiaries is an Accredited Investor; or

_____ the plan is a self–directed employee benefit plan and the investment decision is made solely by a person that is an Accredited Investor; or

_____ a corporation, a partnership, or a Massachusetts or similar business trust with total assets in excess of $5,000,000.

(b) formed for the specific purpose of investing in the Shares, and is an Accredited Investor because each of its shareholders or beneficiaries is an Accredited Investor.

(iii) If the Share Recipient is a Trust, the Share Recipient was either:

(a) not formed for the specific purpose of investing in the Shares, and is an Accredited Investor because (please check one):

 _____ the trust has total assets in excess of $5,000,000 and the investment decision has been made by a "sophisticated person"; or

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 _____ the trustee making the investment decision on its behalf is a bank (as defined in Section 3(a)(2) of the Act), a saving and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, acting in its fiduciary capacity; or

 _____ the undersigned trustee certifies that the trust is an Accredited Investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Investor; or

 _____ the undersigned trustee certifies that the trust is an Accredited Investor because all of the beneficial owners of the trust are Accredited Investors

(b) formed for the specific purpose of investing in the Shares, and the undersigned trustee certifies that the trust is an Accredited Investor because the grantor(s) of the trust may revoke the trust at any time and regain title to the trust assets and has (have) retained sole investment control over the assets of the trust and the (each) grantor(s) is an Accredited Investor.

h) Share Recipient Authorization. The Share Recipient, if not an individual, is empowered and duly authorized to enter into this Agreement under any governing document, partnership agreement, trust instrument, pension plan, charter, certificate of incorporation, bylaw provision or the like; this Agreement constitutes a valid and binding agreement of the Share Recipient enforceable against the Share Recipient in accordance with its terms; and the person signing this Agreement on behalf of the Share Recipient is empowered and duly authorized to do so by the governing document or trust instrument, pension plan, charter, certificate of incorporation, bylaw provision, board of directors or stockholder resolution, or the like.

i) No Backup Withholding. The Social Security Number or taxpayer identification shown in this Agreement is correct, and the Share Recipient is not subject to backup withholding because (i) the Share Recipient has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified the Share Recipient that he or she is no longer subject to backup withholding.

j) Investor Information. The Share Recipient has accurately completed all information as required herein.

4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS BY COMPANY: The Company hereby represents, warrants and agrees as follows:

a) Authority of Company. The Company has all requisite authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

b) Authorization. All actions on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company's obligations hereunder has been taken or will be taken prior to the issuance of the Shares. This Agreement, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws. The issuance of the Shares will be validly issued, fully paid and non–assessable, will not violate any preemptive rights, rights of first refusal, or any other rights granted by the Company, and will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the Share Recipient through no action of the Company; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed.

c) Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement, the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby shall have been obtained, except for notices required or permitted to be filed with certain state and federal securities commissions, which notices will be filed on a timely basis.

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d) The Company has never been a "shell", as that term is defined under Rule 144.

e) Use of Proceeds. The Company intends to use the proceeds from this offering for general working capital purposes at the discretion of the Company's management.

f) Piggyback Registration Rights.

(i) Whenever the Company proposes to register any of its securities under the Securities Act, either pursuant to an underwritten primary registration on behalf of the Company or pursuant to an underwritten secondary registration on behalf of a holder or holders of the Company's securities (other than on Form S-1, Form S-1 or any successor form), the Company will give prompt written notice to each holder of any capital stock or other securities issued or issuable as a result of or in connection with any stock dividend, stock split or reverse stock split, combination, recapitalization, reclassification, merger or consolidation, exchange, distribution or similar transaction ("Registrable Securities"), including the Share Recipient of its intention to effect such a registration and will include in such registration all Registrable Securities, including the Shares, if legally permissible, the registration form shall be used for the registration of any Registrable Securities, including the Shares (a "Piggyback Registration"), with respect to which the Company has received written requests for inclusion within ten (10) days after delivery of the Company's notice to each holder of Registrable Securities.

(ii) If the managing underwriter(s) advise the Company in writing that in their opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability or pricing thereof, the Company will include in such registration up to an aggregate amount determined advisable by such underwriter(s): (i) first, any shares of Common Stock that the Company desires to register; (ii) second, any shares of Common Stock requested to be registered by the holder(s) of Common Stock pursuant to which the Registration Statement is being filed and to which the holders of Registrable Securities hereunder are receiving Piggyback Registration; and (iii) pro rata among the holders of Registrable Securities on the basis of the number of Registrable Securities which are requested to be registered hereunder.

5. INDEMNIFICATION: The Share Recipient hereby agrees to indemnify and defend the Company and its officers and directors and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(a) Any breach of or inaccuracy in the Share Recipient's representations, warranties or agreements herein;

(b) Any disposition of any Shares contrary to any of the Share Recipient's representations, warranties or agreements herein;

(c) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any director or officer of the Company under the Act or (ii) any disposition of any Shares.

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6. MISCELLANEOUS:

a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b) Governing Law; Venue. This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements made and to be performed entirely within the State of Nevada. The Parties agree that any action brought to enforce the terms of this Agreement will be brought in the appropriate federal or state court having jurisdiction in Illinois, United States of America.

c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices herein shall be made by email, regular mail, or courier at such address as the Company or Share Recipient may designate by ten (10) days advance written notice to the other Party hereto.

e) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Share Recipient.

f) Entire Agreement; Successors. This Agreement and any exhibits or appendices hereto constitute the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party shall be liable or bound to the other Party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein. The representations, warranties and agreements contained in this Agreement shall be binding on the Share Recipient's successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers.

g) Expenses. Each Party shall pay their own expenses in connection with this Agreement. In addition, should either Party commence any action, suit or proceeding to enforce this Agreement or any term or provision hereof, then in addition to any other damages or awards that may be granted to the prevailing Party, the prevailing Party shall be entitled to have and recover from the other Party such prevailing Party's reasonable attorneys' fees and costs incurred in connection therewith.

h) Currency. All currency is expressed in U.S. dollars.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of ________ ___, 201__.

COMPANY: Franchise Holdings International, Inc.

By:	/s/ Steven Rossi
Name:	Steven Rossi
Its:	President/CEO

SHARE RECIPIENT:

ACKNOWLEDGED AND AGREED: By executing below, the Share Recipient acknowledges having read the terms above, acknowledges that this transaction has substantial risk, acknowledges that the Share Recipient is hereby relinquishing any claim, in full for the Shares, acknowledges the right to ask questions about this investment and having determined, after considerable analysis, of which the Share Recipient is capable and with adequate sophistication to conduct.

By:
Title (if applicable):

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